UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 15, 2006
DEL MONTE FOODS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Market @ The Landmark
San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415)247-3000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Item 1.01. Entry Into a Material Definitive Agreement
On March 15, 2006, Del Monte Corporation (“Del Monte”), a wholly-owned subsidiary of Del Monte Foods Company, entered into an Asset Sale Agreement with Kraft Foods Global, Inc. (the “Seller”). Pursuant to the Asset Sale Agreement, Del Monte will acquire certain pet product assets, including the Milk-Bone brand, from the Seller for approximately $580 million in cash, subject to a post-closing adjustment for inventory of the business at closing. The Asset Sale Agreement contains customary representations, warranties, covenants and indemnification provisions. The transaction is subject to regulatory approval and customary closing conditions.
Neither Del Monte nor any of its affiliates have any material relationships with the Seller or its directors, officers or affiliates.
This description of the Asset Sale Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Asset Sale Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Asset Sale Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Del Monte or the Seller. The Asset Sale Agreement contains representations and warranties that the parties to the Asset Sale Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Asset Sale Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Asset Sale Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Asset Sale Agreement, which subsequent information may or may not be fully reflected in Del Monte’s public disclosures.
Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits

Exhibit	Description
2.1	Asset Sale Agreement between Del Monte Corporation and Kraft Foods Global, Inc., dated as of March 15, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: March 20, 2006	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description
2.1	Asset Sale Agreement between Del Monte Corporation and Kraft Foods Global, Inc., dated as of March 15, 2006.

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